UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 10, 2021

SolarWindow Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	59-3509694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ 85260
(Address of Principal Executive Offices) (Zip Code)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)          Departure of Directors or Certain Officers. On November 10, 2021, Mr. Gary Parmar tendered his resignation as a member of the Company’s Board; Mr. Parmar noted that the reason for his resignation was related to his other commitments, both personal and professional have become far too great for him to fulfill his obligations as a director of the Company. Mr. Parmar advised the Company that his resignation was not due to any disagreements between him and the Company on any matter relating to the Company's operations, policies or practices. The Board accepted Mr. Parmar’s resignation at a meeting thereof held on November 15, 2021.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Parmar with a copy of the disclosures that it is making in response to this Item 5.02 no later than the date of filing this Form 8-K with the SEC and will provide Mr. Parmar with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. Parmar agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
17.1	Resignation Letter dated November 10, 2021 from Mr. Gary Parmar
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 10, 2021.

SolarWindow Technologies, Inc.

By: /s/ Jatinder S. Bhogal

Jatinder S. Bhogal

Chief Executive Officer